Exhibit 10.4

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is made and entered into as of November 13, by and among the Lock-Up Shareholders (as defined in the Business Combination Agreement) (each, a “Lock-Up Party” and, collectively, the “Lock-Up Parties”) and Sio Silica Incorporated, an Alberta corporation (such entity, following the Business Combination (as defined below), “New SPAC”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, on November 13, 2023, Pyrophyte Acquisition Corp., a Cayman Islands exempted company (“SPAC”), Sio Silica Corporation, an Alberta corporation (the “Company”), Sio Silica Incorporated, an Alberta corporation and wholly owned subsidiary of the Company (such entity, prior to the Business Combination, “Sio NewCo”), and Snowbank Newco Alberta ULC, an Alberta unlimited liability corporation and wholly owned subsidiary of SPAC (“NewCo”), entered into a Business Combination Agreement (the “Business Combination Agreement”), pursuant to which, among other things, on or about the date hereof, (i) SPAC transferred by way of continuation from the Cayman Islands to Alberta and domesticated as an Alberta corporation, (ii) SPAC amalgamated with Sio NewCo to form New SPAC, and (iii) the Company amalgamated with NewCo to form a wholly-owned subsidiary of New SPAC (collectively, the “Business Combination”);

WHEREAS, as of the date hereof, each Lock-Up Party Beneficially Owns (as defined below) such number of New SPAC Class A Common Shares as set forth on its signature page;

WHEREAS, in connection with the Business Combination, pursuant to the Plan of Arrangement, each Lock-Up Party will become bound by this Agreement with respect to all Lock-Up Securities (as defined below); and

WHEREAS, in connection with the Transactions, each party hereto has determined that it is in its best interests to enter into this Agreement to set forth certain understandings among the parties with respect to restrictions on transfer of Lock-Up Securities.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Affiliate” of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (provided, that if a Lock-Up Party is a venture capital, private equity or angel fund, no portfolio company of such Lock-Up Party will be deemed an Affiliate of such Lock-Up Party).

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“New SPAC Securities” means (a) the Class A common shares in the authorized share capital of New SPAC (“New SPAC Common Shares”), (b) any option or right to acquire New SPAC Common Shares, (c) any New SPAC Class A Common Shares issued or issuable upon the exercise of any option or other right to acquire such New SPAC Class A Common Shares and (d) any equity securities of New SPAC that may be issued or distributed or be issuable with respect to the securities referred to in clause (a), (b) or (c) by way of conversion, dividend, share split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction.

“Family Member” means with respect to any individual, a spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such individual or any trust created for the benefit of such individual or of which any of the foregoing is a beneficiary.

“Lock-Up Securities” means any New SPAC Securities Beneficially Owned by a Lock-Up Party as of the date hereof, other than 10% of the aggregate amount of such New SPAC Securities and any New SPAC Securities acquired in open market transactions.

“Permitted Transferee” means with respect to any Person, (a) if the Person is an individual, any Family Member, trust, or other entity formed for estate planning purposes for the primary benefit of a Family Member of such Person; (b) any Affiliate of such Person or any investment fund or other entity directly or indirectly controlled or managed by such Person or such Person’s Affiliate, including a registered retirement savings plan, (c) any Affiliate of any Family Member of such Person, (d) if the Person is a corporation, partnership, limited liability company or other business entity, (i) its direct or indirect shareholders, partners, members or other equityholders, (ii) its officers or directors or an Affiliate or Family Member of such entity’s officers or directors, (iii) its employees or employees of its Affiliates; or (iv) another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with such Person; (e) if the Person is a trust or a trustee of a trust, a trustor or beneficiary of the trust, the designated nominee of a beneficiary of such trust, or the estate of a beneficiary of such trust; and (f) New SPAC in connection with the repurchase of New SPAC Common Shares issued pursuant to equity awards granted under an equity incentive plan or other equity award plan or pursuant to loan agreements between New SPAC and certain employees of New SPAC.

“Transfer” shall mean (a) the sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (b) the entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) the public announcement of any intention to effect any transaction specified in clause (a) or (b), excluding entry into this Agreement and the consummation of the transactions contemplated hereby.

2. Lock-Up.

2.1 Lock-Up. Each Lock-Up Party severally, and not jointly, agrees with New SPAC not to effect any Transfer of any Lock-Up Securities Beneficially Owned or otherwise held by such Lock-Up Party during the Lock-Up Period (as defined below); provided, that such prohibition shall not apply to Transfers permitted pursuant to Section 2.2. The “Lock-Up Period” shall be the period commencing on the date hereof and ending on the earlier of: (a) the date that is six (6) months following the date hereof; and (b) the date that the last sale price of New SPAC Common Shares equals or exceeds US$12.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-day trading period.

2.2 Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, during the Lock-Up Period, each Lock-Up Party may (a) Transfer, without the consent of New SPAC, any of such Lock-Up Party’s Lock-Up Securities (i) to any of such Lock-Up Party’s Permitted Transferees, upon written notice to New SPAC, or (ii) (A) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, or for estate planning purposes; (B) in the case of an individual, pursuant to a qualified domestic relations order; (C) in the case of an individual, by gift to a charitable organization; (D) in the case of an entity, by virtue of the laws of the jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; or (E) pursuant to any liquidation, merger, share exchange or other similar transaction which results in all of New SPAC’s shareholders having the right to exchange their New SPAC Securities for cash, securities or other property subsequent to the Business Combination, or (b) enter into any trading plan providing for the sale of New SPAC Common Shares by the Lock-Up Party, which trading plan meets the requirements of Rule 10b5-1(c) of the Exchange Act, provided, however, that (x) such plan does not provide for, or permit, the sale of any New SPAC Common Shares during the Lock-Up Period and (y) New SPAC shall not be required to effect, and the Lock-Up Party shall not effect or cause to be effected, any public filing, report or other public announcement regarding the establishment of the trading plan; provided, that in connection with any Transfer of such Lock-Up Securities pursuant to clause (a)(i), (a)(ii)(A), (a)(ii)(B), (a)(ii)(C) or (a)(ii)(D) above, the restrictions and obligations contained in Section 2.1 and this Section 2.2 will continue to apply to such Lock-Up Securities after any Transfer of such Lock-Up Securities and such transferee shall execute and deliver a lock-up agreement substantially in the form of this Agreement for the balance of the Lock-Up Period. Notwithstanding the foregoing provisions of this Section 2.2, a Lock-Up Party may not make a Transfer to a Permitted Transferee or otherwise pursuant to this Section 2.2 if such Transfer has as a purpose the avoidance of, or is otherwise undertaken in contemplation of avoiding, the restrictions on Transfers in this Agreement (it being understood that the purpose of this provision includes prohibiting the Transfer to a Permitted Transferee (1) that has been formed to facilitate a material change with respect to who or which entities Beneficially Own the Lock-Up Securities, or (2) followed by a change in the relationship between the Lock-Up Party and the Permitted Transferee (or a change of control of such Lock-Up Party or Permitted Transferee) after the Transfer with the result and effect that the Lock-Up Party has indirectly made a Transfer of Lock-Up Securities by using a Permitted Transferee, which Transfer would not have been directly permitted under this Section 2 had such change in such relationship occurred prior to such Transfer).

2.3 Legends. Any certificates representing the Lock-Up Securities shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM OF THE LOCK-UP EXCEPT IN ACCORDANCE WITH THE TERMS OF THE LOCK-UP AGREEMENT BETWEEN THE COMPANY AND SECURITYHOLDER.”

3. New SPAC Board Release. Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that the Board of Directors of New SPAC shall be entitled to release any Lock-Up Party from any or all of its obligations hereunder on behalf of New SPAC, provided, however, that if one Lock-Up Party is released, the other Lock-Up Parties shall also be similarly released to the same relative extent as the released Lock-Up Party.

4. Fiduciary Duties. The covenants and agreements set forth herein shall not prevent any Lock-Up Party or designee of any Lock-Up Party from serving on the Board of Directors of New SPAC or from taking any action, subject to the provisions of the Business Combination Agreement, while acting in such Person’s capacity as a director of New SPAC. Each Lock-Up Party is entering into this Agreement solely in its capacity as the owner of New SPAC Securities following the consummation of the Business Combination.

5. Termination. This Agreement shall terminate upon the expiration of the Lock-Up Period. Upon termination of this Agreement, none of the parties hereto shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 5 shall relieve any party hereto of liability for any willful material breach of this Agreement prior to its termination.

6. Miscellaneous.

6.1 Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and (c) all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order than the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

6.2 Non-survival. None of the covenants, obligations or other agreements in this Agreement or in any schedule, statement, instrument or other document delivered pursuant to this Agreement shall survive the termination of this Agreement.

6.3 Assignment. No party hereto may assign, directly or indirectly, including by operation of Law, either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto, except with respect to a Transfer completed in accordance with Section 2.2. Subject to the first sentence of this Section 6.3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this Section 6.3 shall be void ab initio.

6.4 Amendments and Modifications. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by (1) New SPAC and (2) Lock-Up Parties holding 75% of New SPAC Common Shares (assuming the exercise and conversion of all then-outstanding New SPAC Securities) that are then subject to this Agreement. Any such amendment shall be binding on all the Lock-Up Parties; provided, that no amendment shall be binding upon any Lock-Up Party to the extent that it materially increases any obligation upon, or otherwise materially adversely changes the rights of, such Lock-Up Party, except upon the written consent of such Lock-Up Party.

6.5 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court in the Court of King’s Bench of Alberta without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

6.6 Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email (provided no “bounceback” or notice of non-delivery is received) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.6):

If to New SPAC: Suite 1930, 440 – 2nd Avenue SW Calgary, Alberta T2P 5E9 Canada Attention: Feisal Somji
With a copy to: DLA Piper LLP (US) 1251 Avenue of the Americas, 27th Floor New York, NY 10020 Attention: Daniel Kenney; Christopher Giordano; Stephen Alicanti

If to a Lock-Up Party, to the address for notice set forth on Schedule A hereto, with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas, 27th Floor

New York, NY 10020

Attention: Daniel Kenney; Christopher Giordano; Stephen Alicanti

6.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Alberta. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in Court of King’s Bench of Alberta. The Parties hereto (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party, and (b) agree not to commence any Action relating thereto except in the courts described above in the Province of Alberta, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in the Province of Alberta as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions, (i) any claim that it is not personally subject to the jurisdiction of the courts in the Province of Alberta as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

6.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.8.

6.9 Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and is not intended to confer upon any other Person other than the parties hereto any rights or remedies.

6.10 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

6.11 Effect of Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.12 Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses.

6.13 Further Assurances. At the request of New SPAC, in the case of any Lock-Up Party, or at the request of the Lock-Up Parties, in the case of New SPAC, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

6.14 Waiver. No failure or delay on the part of any party to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such waiving party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

6.15 Several Liability. The liability of any Lock-Up Party hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Lock-Up Party be liable for any other Lock-Up Party’s breach of such other Lock-Up Party’s covenants or agreements contained in this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

NEW SPAC:

SIO SILICA INCORPORATED

By:
Name:
Title:

Signature Page to Lock-Up Agreement

LOCK-UP PARTY:

Signature

Printed Name of Person Signing
(Indicate capacity of person signing if signing as custodian or trustee, or on behalf of an entity)

No. of Beneficially Owned Shares

Signature Page to Lock-Up Agreement

SCHEDULE A

LOCK-UP PARTIES1

No.	Name	No. of Shares Held	Address

[1]	The parties agree that each Sio shareholder holding more than 1% of Sio equity immediately prior to the Company Amalgamation Effective Time will execute this Lock-Up Agreement.

SCH A-1